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 FOR IMMEDIATE RELEASE

 CONTACTS
 FLAG TELECOM
 Willem Baralt, Group Treasurer
 +44 20 7317 0837
 irelations@flagtelecom.com

 Jane Windsor
 +44 20 7317 0813
 jwindsor@flagtelecom.com

            FLAG TELECOM FILES QUARTERLY REPORT ON FORM 10-Q FOR THE
                           PERIOD ENDED JUNE 30, 2003

     QUARTERLY RESULTS DEMONSTRATE CONTINUED SUCCESS AND CUSTOMER CONFIDENCE

London, UK - August 18, 2003 - FLAG Telecom Group Limited (OTC: FTGLF.PK) announced that it has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended June 30, 2003.

FLAG announced that total revenues in the three and six months ended June 30, 2003 were $33.5 million and $63.1 million, respectively. Furthermore, FLAG has entered into new customer contracts with a value of $36.8 million and $78.9 million during these same periods, underlining customer confidence both in the company and in the quality and breadth of its network. The company stated that it continues to experience strong demand for network services activities, including IP Transit, managed bandwidth services, vPoP and co-location services.

Patrick Gallagher, FLAG Telecom's Co-Chairman and Chief Executive Officer said:
"During the second quarter of 2003 we continued to build on our strong customer base and we saw continued growth in customer confidence. This growth, together with a strong cash position, has enabled us to announce our intention to pre-pay a significant portion of our outstanding indebtedness by the end of August 2003."

"We remain confident that our unique network footprint and suite of flexible products will enable us to maintain and consolidate our leading global market position."

 ABOUT FLAG TELECOM

 FLAG Telecom is a leading provider of international wholesale network transport and communications services to carriers, ISPs, content providers and other broadband operators. Its unique network spans four continents, connecting key markets in the Middle East, Asia, the USA and Europe. FLAG offers a focused range of global products, including bandwidth, IP, Internet, Ethernet and Co-Location services. Recent news releases and further information are on FLAG Telecom's website at: www.flagtelecom.com and for


[FLAG TELECOM LOGO]                                          www.flagtelecom.com

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full details of its financial results and for its intention to pay off one of its loans early, please see the latest Form 10-Q as filed with the SEC.

FORWARD-LOOKING STATEMENTS
STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE "FORWARD-LOOKING" STATEMENTS AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS LOOK FOR WORDS LIKE "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "SEEKS", "INTENDS", "PLANS", "PROJECTS", "ESTIMATES", OR "ANTICIPATES" AND SIMILAR WORDS AND PHRASES. THESE, AND ALL FORWARD-LOOKING STATEMENTS, ARE BASED ON CURRENT EXPECTATIONS AND NECESSARILY ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS WHICH INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO ACHIEVE OUR OBJECTIVES, TO SUCCESSFULLY PAY OFF ONE OF OUR LOANS EARLY BY THE END OF AUGUST 2003 AND THE ABILITY TO MAINTAIN AND CONSOLIDATE OUR LEADING GLOBAL MARKET POSITION. MORE DETAILED INFORMATION ABOUT THESE RISKS IS CONTAINED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2003 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE CAUTION READERS NOT TO RELY ON FORWARD-LOOKING STATEMENTS, AND WE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


[FLAG TELECOM LOGO]                                          www.flagtelecom.com